EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post–Effective Amendment No. 124 to Registration Statement No. 33-572 on Form N–1A of our reports dated (i) September 17, 2009 relating to the financial statements and financial highlights of Eaton Vance Arizona Municipal Income Fund (formerly, Eaton Vance Arizona Municipals Fund), Eaton Vance Michigan Municipal Income Fund (formerly Eaton Vance Michigan Municipals Fund), Eaton Vance Minnesota Municipal Income Fund (formerly, Eaton Vance Minnesota Municipals Fund), (ii) October 19, 2009 relating to the financial statements and financial highlights of Eaton Vance Arkansas Municipal Income Fund (formerly, Eaton Vance Arkansas Municipals Fund), Eaton Vance Kentucky Municipal Income Fund (formerly, Eaton Vance Kentucky Municipals Fund), Eaton Vance Missouri Municipal Income Fund (formerly Eaton Vance Missouri Municipals Fund), Eaton Vance Oregon Municipal Income Fund (formerly Eaton Vance Oregon Municipals Fund), Eaton Vance Tennessee Municipal Income Fund (formerly, Eaton Vance Tennessee Municipals Fund), and (iii) November 17, 2009 relating to the financial statements and financial highlights of Eaton Vance Ohio Municipal Income Fund (formerly, Eaton Vance Ohio Municipals Fund), and Eaton Vance Rhode Island Municipal Income Fund (formerly, Eaton Vance Rhode Island Municipals Fund), each a series of Eaton Vance Municipals Trust, appearing in the Annual Reports on Form N–CSR of Eaton Vance Municipals Trust for the years ended July 31, 2009, August 31, 2009, and September 30, 2009, respectively, and to the references to us under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are incorporated by reference and part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 28, 2010